ADDENDUM TO
                      REORGANIZATION AND STOCK PURCHASE AGREEMENT


This Addendum ("Addendum") to that certain Reorganization and Stock Purchase Agreement by and between Jones Naughton
Entertainment, Inc. and Auctionomics, Inc. and its shareholders
("Agreement") dated June 10, 1999 is executed effective this 25th day of June, 1999.

Capitalized terms used herein shall have the same meaning as in the Agreement.

1. As an additional term of the Agreement, the Parties hereby agree as follows:

JNNE and the Shareholders each agree that, in the event additional shares of Auction are issued to the Shareholders, JNNE or any entity controlled by JNNE, then both JNNE and the Shareholders, or either of them, as the case may be, will be issued that number of shares, without consideration, so that the number of shares that each owns relative to the other shall remain constant on a pari passu basis. This anti-dilution provision shall not apply in the event that shares of Auction are issued to any party other than the Shareholders, JNNE or any entity controlled by JNNE, in which event both JNNE and the Shareholders will experience equal dilution relative to their respective shareholdings at the time of the transaction.

The balance of the terms of the Agreement are hereby acknowledged and agreed to and shall remain in full force and effect.


JONES NAUGHTON ENTERTAINMENT, INC.            AUCTIONOMICS, INC.
a Colorado corporation ("JNNE")               a Nevada corporation ("AUCTION")

/s/ Joe Naughton
By: Joe Naughton                              By: /s/Harvey A. Turell
Its: President and CEO                        Its:





/s/ Harvey A. Turell                           /s/ Nathan Wolfstein
Harvey A. Turell, an individual                Nathan Wolfstein, an individual